UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2018

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	36909	20-8203420
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275
Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on February 8, 2018, Eco-Stim Energy Solutions, Inc. (the “Company”) and its wholly owned subsidiary EcoStim, Inc. (each referred to herein as a “Seller” and collectively as the “Sellers”) entered into a Recourse Receivables Purchase & Security Agreement (the “Agreement”) with Porter Capital Corporation (“Porter Capital” or the “Buyer”). Under the terms of the Agreement, the Sellers have been able, from time to time, to sell accounts receivable (“Accounts”) to the Buyer in exchange for funds in an amount equal to 80% of the face amount of the applicable Account at the time of sale of the Account, with the remaining 20% of the face amount of the applicable Account to be held back as a required reserve amount to be paid to the Sellers following Buyer’s receipt of payment on the Account by the account debtor, less applicable fees and interest charges. All of the Sellers’ obligations under the Agreement have been secured by liens on certain of the assets of the Sellers, including the Sellers’ accounts receivable, chattel paper, inventory and substantially all of the Sellers’ equipment for its U.S. operations (excluding equipment subject to vendor financing) (collectively, the “Collateral”).

The Agreement had an initial one-year term, with the Sellers permitted to terminate the Agreement prior to the expiration of the initial term upon written notice to Porter Capital and payment of Sellers’ outstanding obligations under the Agreement, including amounts owed as a minimum term fee calculated in accordance with the terms of the Agreement (the “Minimum Term Fee”).

On October 19, 2018, the Sellers delivered a notice to Porter Capital of the Sellers’ election to terminate the Agreement following the payment of the Sellers’ remaining obligations thereunder, including a Minimum Term Fee of approximately $182,000. As a result, the Sellers will no longer be able to obtain funds under the Receivables Agreement and the Company expects that the Collateral will be released from the liens that had secured the Sellers’ obligations under the Agreement.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “will,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions at the time the statements are made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause the Company’s actual results to differ from its projected results, please see the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

	By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Interim President and Chief Executive Officer, and Chief Financial Officer

Date: October 23, 2018